UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    April 29, 2014
Lucas Energy, Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-32508	20-2660243
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3555 Timmons Lane, Suite 1550, Houston, Texas	77027
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (713) 528-1881

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Amendment No. 1 to the Form 8-K filed by the Registrant with the Securities and Exchange Commission on May 1, 2014, is being filed solely to correct an error in the date of the Amended Letter Loan (as defined in Item 1.01 below), which agreement was entered into effective on April 29, 2014.

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Effective on April 29, 2014, Lucas Energy, Inc. (the “Company”, “we” and “us”) entered into an Amended Letter Loan Agreement (the “Amended Letter Loan”) and Amended and Restated Promissory Note (the “Amended Note”), each effective March 14, 2014, in connection with the August 13, 2013, Letter Loan Agreement entered into between the Company and Louise H. Rogers (the “Letter Loan”). In connection with the Letter Loan and a Promissory Note entered into in connection therewith, Ms. Rogers loaned the Company $7.5 million, which had a balance of approximately $7.3 million as of March 14, 2014 (the “Loan”).

Pursuant to the Amended Letter Loan and Amended Note, we restructured the repayment terms of the original Letter Loan and Promissory Note to defer monthly amortizing principal payments which began on March 13, 2014, during the period from April 13, 2014 through September 13, 2014, during which six month period interest on the Amended Note will accrue at 15% per annum (compared to 12% per annum under the terms of the original Promissory Note).  Additionally, beginning on October 13, 2014, the interest rate of the Amended Note will return to 12% per annum and we will be required to pay the monthly amortization payments in accordance with the original repayment schedule (which total approximately $205,000 to $226,000, depending on the due date), as well as additional principal amortization payments of approximately $266,000 every three months (beginning October 13, 2014, and ending on July 13, 2015) until maturity, with approximately $3.87 million due on maturity, which maturity date remains August 13, 2015.

Additionally, we agreed to pay all legal expenses of the lender related to the amendments and agreed to (i) pay $25,000 and (ii) issue 75,000 shares of restricted common stock, to Robertson Global Credit, LLC (“Robertson”), the administrator of the Loan, as additional consideration for the modifications.  Should we opt to prepay the Amended Note prior to the maturity date, we are required to pay an exit fee equal to the advisory fees of approximately $15,000 per quarter that would have been due, had the note remained outstanding through maturity.

The Amended Letter Loan includes customary events of default and positive and negative covenants for facilities of similar nature and size as the Amended Letter Loan.

The repayment of the Loan is secured by a security interest in substantially all of the Company’s assets which was evidenced by a Security Agreement and a Mortgage, Deed of Trust, Assignment, Security Agreement, Financing Statement and Fixture Filing, each entered into in August 2013, which were not modified in any way by the Amended Letter Loan and Amended Note. The Company also previously granted Robertson a warrant (evidenced by a Common Stock Purchase Warrant) to purchase up to 279,851 shares of the Company’s common stock at an exercise price of $1.35 per share in connection with the initial Letter Loan closing, which was similarly not modified in any way in connection with the recent amendments.

The above description of the Amended Letter Loan and Amended Promissory Note, are not complete and are qualified in their entirety by the full text of the Amended Letter Loan and Amended Promissory Note, copies of which are incorporated by reference hereto as Exhibit 10.1 and 10.2.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

As described above in Item 1.01, in connection with our entry into the Amended Letter Loan and Amended Note, we agreed to issue Robertson 75,000 shares of our restricted common stock. We will claim an exemption from registration pursuant to Section 4(2) and Rule 506 of the Securities Act of 1933, as amended for the issuance, since the foregoing issuance will not involve a public offering, the recipient will take the securities for investment and not resale, the Company will take appropriate measures to restrict transfer, and because the recipient is an “accredited” investor.  We anticipate issuing the shares following NYSE MKT additional listing approval, which we anticipate receiving in approximately five to ten days.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

EXHIBIT NO.	DESCRIPTION

4.1(1)	Common Stock Purchase Warrant (Robertson Global Credit, LLC) (August 13, 2013)

10.1*	Amended Letter Loan Agreement (Louise H. Rogers)(April 29, 2014)

10.2*	Amended and Restated Promissory Note ($7,308,817.32)(Louise H. Rogers)(April 29, 2014)

10.3(1)	Security Agreement (Louise H. Rogers)(August 13, 2013)

10.4(1)	Mortgage, Deed of Trust, Assignment, Security Agreement, Financing Statement, and Fixture Filing (Louise H. Rogers)(August 13, 2013)

99.1**	Press Release dated May 1, 2014

* Filed herewith

** Furnished herewith.

(1) Filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2013, filed with the Commission on August 14, 2013, and incorporated herein by reference.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LUCAS ENERGY, INC.

By: /s/ Anthony C. Schnur
Name: Anthony C. Schnur
Title: Chief Executive Officer

Date: May 2, 2014

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

4.1(1)	Common Stock Purchase Warrant (Robertson Global Credit, LLC) (August 13, 2013)

10.1*	Amended Letter Loan Agreement (Louise H. Rogers)(April 29, 2014)

10.2*	Amended and Restated Promissory Note ($7,308,817.32)(Louise H. Rogers)(April 29, 2014)

10.3(1)	Security Agreement (Louise H. Rogers)(August 13, 2013)

10.4(1)	Mortgage, Deed of Trust, Assignment, Security Agreement, Financing Statement, and Fixture Filing (Louise H. Rogers)(August 13, 2013)

99.1**	Press Release dated May 1, 2014

* Filed herewith

** Furnished herewith.

(1) Filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2013, filed with the Commission on August 14, 2013, and incorporated herein by reference.